UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 22, 2013

(Date of earliest event reported)

Phillips 66 Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36011	38-3899432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3010 Briarpark Drive

Houston, Texas 77042

(Address of principal executive offices and zip code)

(855) 283-9237

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                                                             Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 22, 2013, Phillips 66 Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership, Phillips 66 Partners GP LLC (the “General Partner”), Phillips 66 Partners Holdings LLC (“PSXP Holdings”), Phillips 66 Pipeline LLC (“P66 Pipeline”), and Phillips 66 Company (“P66 Co.” and, together with the Partnership, the General Partner, PSXP Holdings, and P66 Pipeline, the “Partnership Parties”) and J. P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and the purchase by the Underwriters, of 16,425,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $23.00 per Common Unit ($21.62 per Common Unit, net of underwriting discounts). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 2,463,750 Common Units (the “Additional Units”) on the same terms. On July 23, 2013, the Underwriters exercised the Option in full.

The material terms of the Offering are described in the prospectus, dated July 22, 2013 (the “Prospectus”), filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) on July 24, 2013 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-187582), initially filed by the Partnership on March 27, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make in respect of those liabilities.

The Offering closed on July 26, 2013. The Partnership received proceeds (net of underwriting discounts and structuring fees but before offering expenses) from the Offering of approximately $406.7 million. As described in the Prospectus, the Partnership will use the net proceeds from the sale of the Common Units and Additional Units for general partnership purposes, including to fund potential future acquisitions from Phillips 66 and third parties and potential future expansion capital expenditures.

As more fully described under the caption “Underwriting” in the Prospectus, certain of the Underwriters may from time to time in the future provide investment banking and financial advisory and other financial services in the ordinary course of their business for the Partnership and its affiliates for which they may receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Phillips 66 Partners LP 2013 Incentive Compensation Plan

In connection with the Offering, the board of directors of the General Partner adopted the Phillips 66 Partners LP 2013 Incentive Compensation Plan (the “2013 ICP” or “Plan”). Awards under the 2013 ICP are available for officers, directors and employees of the General Partner or its affiliates, and any consultants, affiliates of the General Partner or other individuals who perform services for the Partnership. The 2013 ICP allows for the grant, from time to time at the discretion of the Board of Directors of the General Partner (the “Board”) or any applicable committee or delegate thereof, subject to applicable law, of unit awards, restricted units, phantom units, unit options, unit appreciation rights, distribution equivalent rights, profits interest units and other unit-based awards. The Plan limits the number of units that may be delivered pursuant to awards under the 2013 ICP to 2,500,000 common units, subject to proportionate adjustment in the event of unit splits and similar events. Common units subject to awards that are canceled, forfeited, or otherwise terminated without delivery of the common units will be available for delivery pursuant to other awards.  The Plan generally provides that it is to be administered by the Board or a committee thereof.

The administrator of the Plan, at its discretion, may terminate the Plan at any time with respect to the common units for which a grant has not previously been made. The Plan automatically terminates on the tenth anniversary of the date it was initially adopted by the General Partner. The administrator of the Plan also has the right to alter or amend the Plan or any part of it from time to time or to amend any outstanding award made under the Plan, provided that no change in any outstanding award may be made that would materially impair the vested rights of any participant without the consent of the affected participant or result in taxation to the participant under Section 409A of the Internal Revenue Code. The Board shall obtain security holder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules. The description of the 2013 ICP contained in the section entitled “Management—Compensation of our Officers and Directors” of the Prospectus is incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the 2013 ICP, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The description of the 2013 ICP  provided above under Item 1.01 is incorporated in this Item 5.02 by reference.

New Directors

Effective July 23, 2013, Joseph W. O’Toole and Mark A. Haney became members of the Board of Directors of our General Partner (the “Board”). Messrs. O’Toole and Haney also became members of the Board’s Audit Committee. Mr. O’Toole will serve as Chair of the Audit Committee. Neither Mr. O’Toole nor Mr. Haney has any direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

Messrs. O’Toole and Haney will each receive an annual compensation package, which will initially consist of $70,000 in annual cash compensation, payable in monthly amounts of $5,833.33, and $50,000 in annual equity-based compensation, which may be granted in the form of phantom units with tandem distribution equivalent rights under our 2013 ICP.  In addition, as the Chair of the Audit Committee, Mr. O’Toole will receive an additional annual cash retainer of $10,000, payable in monthly amounts of $833.33.

Further, Messrs. O’Toole and Haney will each be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to their duties as directors.

Item 5.03                                                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP

On July 26, 2013, in connection with the closing of the Offering, the Agreement of Limited Partnership was amended and restated by the First Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP (as amended and restated, the “Partnership Agreement”). A description of the Partnership Agreement is contained in the Prospectus in the section entitled “Our Partnership Agreement” and incorporated herein by reference.

The foregoing description is not complete and is qualified in its entirety by reference to the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.		Description
1.1	—

Underwriting Agreement dated as of July 22, 2013, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Partners Holdings LLC, Phillips 66 Pipeline LLC, and Phillips 66 Company and J. P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

3.1	—	First Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP dated as of July 26, 2013 between Phillips 66 Partners GP LLC and Phillips 66 Company
10.1*	—	Phillips 66 Partners LP 2013 Incentive Compensation Plan

* Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66 Partners LP
	By:	Phillips 66 Partners GP LLC, its General Partner

Dated: July 26, 2013	By:	/s/ Paula A. Johnson
Paula A. Johnson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.		Description
1.1	—

Underwriting Agreement dated as of July 22, 2013, by and among Phillips 66 Partners LP, Phillips 66 Partners GP LLC, Phillips 66 Partners Holdings LLC, Phillips 66 Pipeline LLC, and Phillips 66 Company and J. P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

3.1	—	First Amended and Restated Agreement of Limited Partnership of Phillips 66 Partners LP dated as of July 26, 2013 between Phillips 66 Partners GP LLC and Phillips 66 Company
10.1*	—	Phillips 66 Partners LP 2013 Incentive Compensation Plan

* Compensatory plan or arrangement